EXHIBIT 99.1

2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES RECORD

FIRST QUARTER 2004 RESULTS

Higher Earnings and Improved Balance Sheet Highlight Quarter

        Houston, Texas - April 29, 2004...Southwestern Energy Company (NYSE: SWN) today announced financial results for the first quarter of 2004. Highlights include:

●	Record earnings of $24.5 million, or $0.67 per diluted share
●	Year-on-year production growth of 29%

For the first quarter of 2004, Southwestern reported net income of $24.5 million, or $0.67 per diluted share, up from $13.6 million, or $0.47 per diluted share, for the same period in 2003. Included in the company's results for the first quarter of 2003 was a $0.9 million after-tax charge ($.03 per share) related to the adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations." Net cash provided by operating activities before changes in operating assets and liabilities (non-GAAP; see reconciliation below), was $56.5 million in the first quarter of 2004, up from $36.7 million in the same period in 2003. Strong commodity prices and a 29% increase in production from the company's exploration and production (E&P) segment led to the improved financial results.

"Our growing production volumes coupled with strong commodity prices led to the highest quarterly earnings in our company's history," stated Harold M. Korell, President and Chief Executive Officer of Southwestern Energy. "The production volumes from our Overton Field in East Texas continue to increase as a result of our development drilling program, and our Arkoma Basin drilling program continues to provide solid results, particularly in our Ranger Anticline area. Overall, I am very pleased with our results to date and believe that 2004 will be a very exciting year for our company and our shareholders."

First Quarter 2004 Financial Results

E&P Segment - Operating income from the company's E&P segment was $33.4 million for the three months ended March 31, 2004, up from $18.9 million for the same period in 2003. The increase was primarily due to a 29% increase in production volumes combined with a 19% increase in the company's average realized gas price.

Gas and oil production totaled 11.4 Bcfe for the three months ended March 31, 2004, up from 8.9 Bcfe in the first quarter of 2003, and 11.2 Bcfe in the fourth quarter of 2003. The increase in production over the prior year resulted from higher production volumes from the company's Overton Field in East Texas due to the accelerated development of the field, and higher production volumes from the company's development drilling program in the Arkoma Basin.

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Southwestern's average realized gas price was $4.92 per Mcf in the first quarter of 2004, up from $4.15 per Mcf in the first quarter of 2003. Southwestern's average realized oil price was $28.43 per barrel during the first quarter of 2004, compared to $27.69 per barrel in the first quarter of 2003.

Lease operating expenses per Mcfe for the company's E&P segment were $0.38 per Mcfe in the first quarter of 2004, compared to $0.42 per Mcfe in the first quarter of 2003. Lease operating expenses per unit decreased in 2004 as a larger portion of the company's production was provided from its Overton Field in East Texas which has lower operating costs. General and administrative expenses per Mcfe were $0.39 in the first quarter of 2004, compared to $0.44 per Mcfe in the same period in 2003. The decrease was primarily due to higher production volumes.

Utility Segment - Operating income for the company's utility segment was $8.8 million for the three months ended March 31, 2004, up from $8.0 million for the same period in 2003. The increase in operating income resulted primarily from the effects of a $4.1 million annual rate increase implemented in October 2003. The positive impact of the utility's rate increase more than offset the effects of warmer weather in the utility's service territory during the first quarter, which was 4% warmer than normal and 10% warmer than the prior year.

Marketing and Transportation Segments - Operating income from the company's natural gas marketing activities was $0.9 million for the three months ended March 31, 2004, compared to $0.7 million in the first quarter of 2003. Southwestern's marketing group also manages the company's 25% interest in the NOARK Pipeline partnership. The company recorded pre-tax income from operations related to its investment in NOARK of $0.2 million during the first quarter of 2004, compared to pre-tax income of $1.5 million for the same period in 2003. The company's results in the first quarter of 2003 included a pre-tax gain of $1.3 million related to the sale of a non-strategic portion of NOARK's pipeline.

E&P Operations Update

Southwestern participated in drilling 43 wells during the first quarter of 2004, compared to 30 wells in the first quarter of 2003. Of the first quarter 2004 wells, 28 wells were successful, 2 were dry and 13 were still in progress at quarter-end.

In the Arkoma Basin, the company spudded 16 wells during the first quarter of 2004, of which 9 wells were successful, 2 were dry, and 5 were still in progress at quarter-end. Southwestern continues to be very active in its Ranger Anticline area, where it drilled a total of 4 wells, of which 2 were successful, 1 was dry, and 1 was in progress at quarter-end. One well of note, the Albright #1-7 which is located 3 miles west of the company's existing Ranger production and 3 miles east of the successful Smith #1-10 discovery announced late last year, tested at a rate of 7.1 MMcf per day with a flowing casing pressure of 300 psi from an Upper Borum pay interval in early April. The Doggle #2-15 well, which had encountered in excess of 350 feet of apparent pay in February, appears to be only able to produce at low rates due to lower permeability and the lack of extensive natural fracturing. The Moua #1-10 well was the only dry hole drilled at Ranger in the first quarter. Production from the Smith well, the Albright well, and the Doggle well will be

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brought on-line late in the 2nd quarter upon completion of a 6-mile pipeline that is currently under construction. In 2004, Southwestern plans to drill approximately 20 wells at Ranger. To date, the company has completed 28 out of 34 wells drilled in its Ranger Anticline project area.

Also during the the first quarter of 2004, Southwestern spudded a total of 22 wells in its Overton Field located in Smith County, Texas, of which 17 were completed and 5 were in progress. Gross field production at March 31, 2004, was over 70 MMcfe per day, up from 60 MMcfe per day at the end of 2003. The company is currently operating 7 drilling rigs at Overton and expects to drill approximately 70 wells in 2004, with some locations being 40-acre spaced wells. Based on current well performance, Southwestern also anticipates a significant drilling program in 2005. In the first quarter of 2004, the Texas Railroad Commission approved the company's request to change Overton's field rules to allow for optional 40-acre development in the field. The company's drilling results indicate that a significant portion of the field will likely require 40-acre spaced wells to adequately develop the field, while other areas of the field will not.

In the first quarter of 2004, Southwestern successfully completed the Rio Blanco "33" #1 well located in Lea County, New Mexico. This well is currently producing 9.6 MMcfe per day with a 3,800 psi flowing tubing pressure. Southwestern holds a 50% working interest in this well, which is a direct offset to the Rio Blanco "4" Fed Com #1 discovery well that was drilled in late-2003. Production from the Rio Blanco "4" Fed Com #1 is currently at 7.5 MMcfe per day, and Southwestern holds a 12.5% working interest in this well. Current plans call for drilling an additional 2 to 3 wells in the field in 2004, which the company estimates to contain ultimate gross reserves of approximately 50 Bcfe.

In South Louisiana, the company expects to commence drilling on its L'Orange prospect, located in the company's Duck Lake 3-D project area, late in the second quarter of 2004. Southwestern will operate this 70 Bcfe gross reserve potential prospect targeting the Marg A sands at 15,600 feet with a 50% working interest.

Southwestern is continuing to identify and acquire undeveloped leasehold positions in New Venture projects to provide exploration and development opportunities in the future. One new opportunity announced in February of 2004 was the company's potential coal bed methane project located in the Crazy Mountain Basin of Montana. In the first quarter of 2004, the company drilled a test well on its 95,000 net acres in the project. The company is currently analyzing cores taken from the well to determine its producibility. Core analysis results will determine if the company will pursue this coal bed methane play any further.

Explanation and Reconciliation of Non-GAAP Financial Measures

Net cash provided by operating activities before changes in operating assets and liabilities is presented because of its acceptance as an indicator of an oil and gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Net cash provided by operating activities before

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changes in operating assets and liabilities should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles. The table below reconciles net cash provided by operating activities before changes in operating assets and liabilities with net cash provided by operating activities as derived from the company's financial information.

	3 Months Ended March 31,
	2004	2003
Net cash provided by operating activities	$76,740	$38,572
Add back (deduct):
Change in operating assets and liabilities	(20,221)	(1,886)
Net cash provided by operating activities before
changes in operating assets and liabilities	$56,519	$36,686

Southwestern will host a teleconference call on Friday, April 30, 2004, at 10:00 a.m. Eastern to discuss the company's first quarter 2004 results. The toll-free number to call is 800-289-0449 and the reservation number is 657545. The teleconference can also be heard "live" over the Internet at the company's website: http://www.swn.com.

Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering, transmission, and marketing, and natural gas distribution. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:	Greg D. Kerley	Brad D. Sylvester, CFA
	Executive Vice President	Manager, Investor Relations
	and Chief Financial Officer	(281) 618-4897
(218) 618-4803

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for gas and oil, the timing and extent of the company's success in discovering, developing, producing, and estimating reserves, property acquisition or divestiture activities that may occur, the effects of weather and regulation on the company's gas distribution segment, increased competition, legal and economic factors, governmental regulation, the financial impact of accounting regulations and critical accounting policies, changing market conditions, the comparative cost of alternative fuels, conditions in capital markets and changes in interest rates, availability of oil field services, drilling rigs, and other equipment, as well as various other factors beyond the company's control, and any other factors listed in the reports the company has filed with the Securities and Exchange Commission. A discussion of these

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and other factors affecting the company's performance is included in the company's periodic reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2003.

Financial Summary Follows

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OPERATING STATISTICS (Unaudited)		Page 1 of 5
Southwestern Energy Company and Subsidiaries

	Three Months
Periods Ended March 31	2004	2003
Exploration & Production
Production
Affiliated gas sales (MMcf)	1,692	1,666
Unaffiliated gas sales (MMcf)	8,824	6,435
Total gas production (MMcf)	10,516	8,101

Oil production (MBbls)	152	125

Total equivalent production (MMcfe)	11,428	8,851
Commodity Prices
Average realized gas price per Mcf	$4.92	$4.15
Average realized oil price per Bbl	$28.43	$27.69
Operating Expenses per Mcfe
Lease operating expenses	$0.38	$0.42
Taxes, other than income taxes	$0.26	$0.27
General and administrative expenses	$0.39	$0.44
Full cost pool amortization	$1.18	$1.18

Marketing
Gas volumes marketed (MMcf)	12,281	8,516

Gas Distribution
Deliveries (Bcf)
Sales and end-use transportation	9.8	10.7
Off-system transportation	1.0	-
Number of customers - period end	143,347	140,688
Average sales rate per Mcf	$8.11	$6.77
Heating weather - degree days	2,061	2,275
- percent of normal	96%	106%

STATEMENTS OF OPERATIONS (Unaudited)		Page 2 of 5
Southwestern Energy Company and Subsidiaries

	Three Months
Periods Ended March 31	2004	2003
(in thousands, except share/per share amounts)
Operating Revenues
Gas sales	$ 101,019	$ 77,707
Gas marketing	9,186	12,606
Oil sales	4,334	3,459
Gas transportation and other	5,251	4,883
	119,790	98,655
Operating Costs and Expenses
Gas purchases - utility	31,532	27,048
Gas purchases - marketing	8,063	11,558
Operating expenses	9,712	9,046
General and administrative expenses	8,010	7,883
Depreciation, depletion and amortization	15,526	12,383
Taxes, other than income taxes	3,640	3,063
	76,483	70,981
Operating Income	43,307	27,674
Interest Expense
Interest on long-term debt	4,421	4,927
Other interest charges	512	385
Interest capitalized	(548)	(365)
	4,385	4,947
Other Income (Expense)	321	1,422
Income Before Income Taxes, Minority Interest & Accounting Change	39,243	24,149
Minority Interest in Partnership	(399)	(765)
Income Before Income Taxes & Accounting Change	38,844	23,384
Provision for Income Taxes - Deferred	14,372	8,887
Income Before Accounting Change	24,472	14,497
Cumulative Effect of Adoption of Accounting Principle	-	(855)
Net Income	$ 24,472	$ 13,642
Basic Earnings Per Share:
Income before accounting change	$0.69	$0.51
Cumulative effect of adoption of accounting principle	-	(0.03)
Net income	$0.69	$0.48
Diluted Earnings Per Share:
Income before accounting change	$0.67	$0.50
Cumulative effect of adoption of accounting principle	-	(0.03)
Net income	$0.67	$0.47
Weighted Average Common Shares Outstanding:
Basic	35,549,453	28,138,469
Diluted	36,614,578	28,991,295

BALANCE SHEETS (Unaudited)		Page 3 of 5
Southwestern Energy Company and Subsidiaries

March 31	2004	2003
	(in thousands)
ASSETS

Current Assets	$ 80,373	$ 78,163
Investments	14,032	14,269
Property, Plant and Equipment, at cost	1,523,272	1,317,634
Less: Accumulated depreciation, depletion and amortization	721,977	667,053
	801,295	650,581
Other Assets	15,302	16,700
	$ 911,002	$ 759,713

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$ 101,321	$ 82,732
Long-Term Debt	255,000	225,000
Deferred Income Taxes	157,499	122,691
Other Liabilities	23,044	24,181
Commitments and Contingencies
Minority Interest in Partnership	12,525	13,265
Shareholders' Equity
Common stock, $.10 par value; authorized 75,000,000 shares, issued 37,225,584 shares	3,723	3,723
Additional paid-in capital	124,298	121,392
Retained earnings	271,357	211,630
Accumulated other comprehensive income (loss)	(19,517)	(21,342)
Less: Common stock in treasury, at cost, 1,168,196 shares in 2004 and 1,693,206 shares in 2003	(13,196)	(18,864)
Unamortized cost of restricted shares issued under stock incentive plan, 419,585, shares in 2004 and 498,664 shares in 2003	(5,052)	(4,695)
	361,613	291,844
	$ 911,002	$ 759,713

STATEMENTS OF CASH FLOWS (Unaudited)		Page 4 of 5
Southwestern Energy Company and Subsidiaries

	Three Months
Periods Ended March 31	2004	2003
	(in thousands)
Cash Flows From Operating Activities
Net Income	$ 24,472	$ 13,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	16,489	13,105
Deferred income taxes	14,372	8,887
Ineffectiveness of cash flow hedges	979	914
Equity in income of NOARK partnership	(192)	(1,482)
Minority interest in partnership	399	765
Cumulative effect of adoption of accounting principle	-	855
Change in operating assets and liabilities	20,221	1,886
Net cash provided by operating activities	76,740	38,572

Cash Flows From Investing Activities
Capital expenditures	(50,551)	(30,369)
Distribution from NOARK partnership	-	2,500
Decrease in gas stored underground	-	4,391
Other items	(285)	749
Net cash used in investing activities	(50,836)	(22,729)

Cash Flow From Financing Activities
Issuance of common stock	-	103,301
Payments on revolving long-term debt	(151,800)	(147,500)
Borrowings under revolving long-term debt	128,000	30,100
Debt issuance costs	(1,428)	-
Change in bank drafts outstanding	(2,596)	(616)
Proceeds from exercise of common stock options	1,726	963
Net cash used in financing activities	(26,098)	(13,752)

Increase (decrease) in cash	(194)	2,091
Cash at beginning of year	1,277	1,690
Cash at end of period	$ 1,083	$ 3,781

SEGMENT INFORMATION (Unaudited)				Page 5 of 5
Southwestern Energy Company and Subsidiaries

	Exploration		Marketing,
	and	Gas	Transportation
	Production	Production	and Other	Eliminations	Total
			(in thousands)
Quarter Ending March 31, 2004

Revenues	$59,071	$61,259	$61,528	$(62,068)	$119,790
Gas purchases	-	41,348	60,138	(61,891)	39,595
Operating expenses	4,374	5,393	-	(55)	9,712
General and administrative expenses	4,436	3,439	257	(122)	8,010
Depreciation, depletion & amortization	13,892	1,601	33	-	15,526
Taxes, other than income taxes	2,940	668	32	-	3,640
Operating Income	$33,429	$8,810	$1,068	$-	$43,307

Capital Investments	$56,583	$1,939	$115	$-	$58,637

Quarter Ending March 31, 2003

Revenues	$39,736	$57,507	$48,032	$(46,620)	$98,655
Gas purchases	-	38,167	46,873	(46,434)	38,606
Operating expenses	3,727	5,385	-	(66)	9,046
General and administrative expenses	3,865	3,772	366	(120)	7,883
Depreciation, depletion & amortization	10,814	1,534	35	-	12,383
Taxes, other than income taxes	2,393	644	26	-	3,063
Operating Income	$18,937	$8,005	$732	$-	$27,674

Capital Investments	$28,448	$1,841	$80	$-	$30,369